UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2026

INNO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RM1, 5/F, No. 43 Hung To Road Kwun Tong, Kowloon, Hong Kong	999077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852-54795450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 2, 2026, Inno Holdings Inc. (the “Company”) held its virtual 2026 Annual Stockholders Meeting (the “Meeting”).

As of the close of business on February 5, 2026, the record date for the determination of stockholders entitled to vote at the Meeting, there were 8,413,224 shares of the Company’s common stock, no par value per share, issued and outstanding, with each share entitled to one vote on each proposal at the Meeting. At the Meeting, the combined holders of 4,660,788 shares of the voting stock entitled to notice of and to vote at the Meeting were represented in person or by proxy, representing approximately 55.40% of the outstanding voting shares, and thereby a quorum pursuant to the Texas Business Organizations Code and the amended and restated bylaws of the Company was present for the transaction of business at the Meeting.

The final results for each of the matters considered at the Meeting were as follows:

1.	Election of the five nominees to the Board of Directors of the Company.

Name	Votes For	Withheld
Ding Wei	4,545,782	115,007
Mengshu Shao	4,545,846	114,943
Yufang Qu	4,544,068	116,721
Tao Tu	4,543,717	117,072
Yongbo Mo	4,543,402	117,387

Each director nominee was duly elected to serve as a director until the Company’s 2027 annual meeting of stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death or removal. Due to the fact that directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.	Ratification of the selection by the Board of Directors of the Company of JWF Assurance PAC as its independent auditor for the fiscal year ending September 30, 2026.

Votes For	Votes Against	Abstentions
4,540,787	50,651	69,349

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

3.	To approve amending the Company’s Certificate of Formation to increase the Company’s authorized share capital to 1,000,000,000 shares of common stock, with no par value.

Votes For	Votes Against	Abstentions
4,476,419	178,586	5,781

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal was required for approval. The proposal was approved.

4.	To approve granting the board of directors (the “Board”) of the Company the full authority and sole discretion to cause the Company’s Certificate of Formation to be amended to effectuate one or more reverse stock split(s) of the outstanding shares of common stock within two (2) years from the date of the Meeting at the reverse stock split ratio and effective time as the Board may determine in its sole discretion; provided always that the accumulated reverse stock split ratios for all such reverse stock splits shall not be less than 1-for-2 nor greater than 1-for-4000, subject to rounding and fractional share treatment.

Votes For	Votes Against	Abstentions
4,481,647	172,918	6,221

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

5.	To approve the Company’s 2026 Omnibus Incentive Plan.

Votes For	Votes Against	Abstentions
4,486,587	166,621	7,579

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

6.	To approve adjourning the Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of the any of Proposals 1 through 5 at the time of the Meeting.

Votes For	Votes Against	Abstentions
4,503,673	153,406	3,706

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS Inc.

By:	/s/ Ding Wei
Name:	Ding Wei
Title:	Chief Executive Officer

Date: March 3, 2026